Exhibit 99.1

Epizyme Appoints Andrew Singer as Chief Financial Officer

Cambridge, Mass., February 3, 2015 – Epizyme, Inc. (NASDAQ: EPZM), a clinical stage biopharmaceutical company creating innovative personalized therapeutics for patients with genetically defined cancers, today announced that Andrew Singer will join the Company as Chief Financial Officer on February 9th. Mr. Singer brings nearly 20 years of financial experience in the life sciences field and was previously Managing Director, Healthcare Investment Banking, in the Life Sciences Group at RBC Capital Markets Corporation, part of RBC Financial Group.

“We are delighted to welcome Andrew to the Epizyme team. His deep financial, strategic and industry expertise will be critical as we seek to progress our clinical programs and our pipeline of novel therapies,” said Robert J. Gould, Ph.D., President and Chief Executive Officer, Epizyme. “I look forward to the perspective that Andrew will bring to our executive team as we continue to execute on our strategy of building a fully integrated, independent oncology company.”

“I am particularly excited to join Epizyme at this important time, as the Company builds on the early results of its clinical programs in non-Hodgkin lymphoma, INI1-deficient tumors and acute leukemias,” said Mr. Singer. “Epizyme has established itself on a foundation of pioneering epigenetic science with great potential to help patients, and I am eager to contribute to the Company’s future success.”

Mr. Singer comes to Epizyme with significant corporate finance and leadership experience, having served most recently as Managing Director, Healthcare Investment Banking, in the Life Sciences Group at RBC Capital Markets Corporation, part of RBC Financial Group. Since joining RBC in 2004, Mr. Singer assisted clients with raising over $6 billion in equity, equity-linked and debt financings, and advised corporate clients on mergers and acquisitions. Prior to RBC, Mr. Singer worked at Petkevitch and Company, a life sciences investment bank, and co-founded MVC Capital, a business development company focused on debt and private equity investments. He is a member of the Board of Directors of the J. F. Kapnek Trust, the largest pediatric HIV/AIDS transmission prevention program in Zimbabwe, Africa. Mr. Singer received a B.A. from Yale University in 1992 and an M.B.A. from Harvard University Graduate School of Business in 1997.

About Epizyme, Inc.

Epizyme, Inc. is a clinical stage biopharmaceutical company creating personalized therapeutics for patients with genetically defined cancers. Epizyme has built a proprietary product platform that the company uses to create small molecule inhibitors of a 96-member class of enzymes known as histone methyltransferases, or HMTs. HMTs are part of the system of gene regulation, referred to as epigenetics, that controls gene expression. Genetic alterations can result in changes to the activity of HMTs, making them oncogenic (cancer-causing). By focusing on the genetic drivers of cancers, Epizyme’s targeted science seeks to match the right medicines with the right patients for a personalized approach to cancer treatment.

For more information, visit www.epizyme.com and connect with us on Twitter at @EpizymeRx.

Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Epizyme, Inc. and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties inherent in the initiation of future clinical studies or expansion of ongoing clinical studies, whether results of preclinical studies or early clinical studies such as the clinical data referenced in this release will be indicative of the results of future trials; expectations for regulatory approvals, development progress of the Company’s companion diagnostics, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, other matters that could affect the availability or commercial potential of the Company’s therapeutic candidates or companion diagnostics and other factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission in November 2014. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Media/Investors:

Manisha Pai

Epizyme, Inc.

617.229.7560

mpai@epizyme.com